Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of
Tax Exempt Securities Trust, Intermediate Term Trust 53, National Trust 320 (Insured), Florida Trust 119, New York Trust 213 and Pennsylvania Trust 122:

We consent to the use of our report dated September 4, 2002, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York
September 4, 2002